                                  EXHIBIT 32.1
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                             CERTIFICATE PURSUANT TO
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                             18 U.S.C. SECTION 1350,
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                             AS ADOPTED PURSUANT TO
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                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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      In connection with the Report of Integrated Healthcare Holdings, Inc. (the "Company") on Form 10-K for the period from January 1, 2005 to December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

      This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


      Dated: July 28, 2006         By:  /s/ Bruce Mogel
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                                         Bruce Mogel
                                         Chief Executive Officer